As filed with the Securities and Exchange Commission on June 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pulmatrix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1821392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Pulmatrix, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan

(Full title of the Plan)

Robert W. Clarke, Ph.D.

Chief Executive Officer and President

Pulmatrix, Inc.

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Name and address of agent for service)

(781) 357-2333

(Telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.
Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Telephone: (212) 659-7300
Facsimile: (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.0001:
	7,403,325	$0.50(3)	$3,701,662.50(3)	$460.86
Total:	7,403,325	N/A	$3,701,662.50	$460.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Pulmatrix, Inc. (the “Company”) common stock, par value $0.0001 per share (the “Common Stock”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0001245.
(3)	Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h) promulgated under the Securities Act, upon the high and low selling prices of the Common Stock on June 7, 2018 as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely for the purpose of registering 7,403,325 additional shares of common stock, par value $.0001 per share (the “Common Stock”), of Pulmatrix, Inc. (the “Company”) to be offered to participants under the Company’s Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Plan”). At the 2018 annual meeting of stockholders held on June 5, 2018 (the “Annual Meeting”), the Company’s stockholders approved amendments to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 7,403,325 to a total of 12,500,000 shares and to modify the Plan’s “evergreen” provision by removing the cap on the number of shares that may be reserved for issuance, so that on January 1st of each year, commencing on January 1, 2019, the number of shares reserved for issuance under the Plan will automatically increase by 5% of the number of outstanding shares of common stock on such date. These amendments are described in the Company’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on April 26, 2018.

Except as otherwise set forth below, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014 (File No. 333-195737), July 20, 2015 (File No. 333-205752), September 18, 2015 (File No. 333-207002), July 15, 2016 (File No. 333-212547) and March 13, 2017 (File No. 333-216628) are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by us with the SEC are hereby incorporated into this Registration Statement by reference:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018 (the “Annual Report”);

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 11, 2018;

3.	Our Current Report on Form 8-K filed with the SEC on March 29, 2018;

4.	Our Current Report on Form 8-K filed with the SEC on April 4, 2018;

5.	Our Current Report on Form 8-K filed with the SEC on May 8, 2018;

6.	Our Current Report on Form 8-K filed with the SEC on May 25, 2018;

7.	Our Current Report on Form 8-K filed with the SEC on June 7, 2018; and

8.	The description of our Common Stock contained in our Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 filed on September 18, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg Number

4.1	Amended and Restated Certificate of Incorporation of Pulmatrix, Inc., as amended through June 15, 2015.		Form 10-Q (Exhibit 3.1)	08/14/15	001-36199

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporate of Pulmatrix, Inc., dated June 5, 2018		Form 8-K (Exhibit 3.1)	06/07/18	001-36199

4.2	Restated Bylaws of Pulmatrix, Inc., as amended through June 15, 2015.		Form 10-Q (Exhibit 3.2)	08/14/15	001-36199

4.3	Form of Specimen Stock Certificate.		Form 8-K (Exhibit 4.1)	06/16/15	001-36199

5.1	Opinion of Haynes and Boone, LLP.	X

23.1	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1).	X

23.2	Consent of Marcum LLP, independent registered public accounting firm.	X

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).	X

99.1	Pulmatrix, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan.		Form 8-K (Exhibit 10.6)	06/16/15	001-36199

99.2	First Amendment to the Pulmatrix, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan, dated June 5, 2018		Form 8-K (Exhibit 10.1)	06/07/18	001-36199

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts, on June 14, 2018.

PULMATRIX, INC.

By:	/s/ Robert W. Clarke, Ph.D.
Name: Robert W. Clarke, Ph.D.
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Clarke, Ph.D. and William Duke, Jr., severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Title	Title	Date

/s/ Robert W. Clarke, Ph.D. Robert W. Clarke, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	June 14, 2018

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 14, 2018

/s/ Mark Iwicki Mark Iwicki	Chairman of the Board of Directors	June 14, 2018

/s/ Steven Gillis, Ph.D. Steven Gillis, Ph.D.	Director	June 14, 2018

/s/ Michael J. Higgins Michael J. Higgins	Director	June 14, 2018

/s/ Terrance G. McGuire Terrance G. McGuire	Director	June 14, 2018

/s/ Amit D. Munshi Amit D. Munshi	Director	June 14, 2018

/s/ Matthew Sherman, M.D. Matthew Sherman, M.D.	Director	June 14, 2018